EXHIBIT 10.8
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                       PREFERRED STOCK PURCHASE AGREEMENT


         THIS PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made effective this 26th day of April, 2007, by and between RonHow, LLC, a Georgia limited liability company ("RONHOW"), and Harold's Stores, Inc., an Oklahoma corporation (the "COMPANY"), with reference to the following circumstances:

         A. RonHow and the Company previously entered into that certain Subordinated Loan Agreement dated August 31, 2006, as amended of even date herewith (the "SUBORDINATED LOAN AGREEMENT"), pursuant to which the Company and certain of its subsidiaries (collectively, the "BORROWERS") may borrow an aggregate principal amount of up to $12,000,000.00, plus any interest converted into principal in accordance with the terms of the Subordinated Loan Agreement.

         B. RonHow has previously advanced to the Company pursuant to the Subordinated Loan Agreement $5,000,000.00 on August 31, 2006 (the "FIRST ADVANCE"), an additional $2,000,000.00 on January 4, 2007 (the "SECOND ADVANCE"), and certain other advances made subsequent to the First Advance and the Second Advance.

         C. The Company has authorized its Series 2007-A Senior Preferred Stock, par value $0.01 per share and stated value $1,000.00 per share (the "2007-A PREFERRED"), pursuant to a Certificate of Designation for the 2007-A Preferred filed with the Secretary of State of the State of Oklahoma on April 26, 2007 (the "CERTIFICATE").

         D. The Company now desires to sell to RonHow, and RonHow desires to purchase from the Company, 2,000 shares of 2007-A Preferred in exchange for the surrender by RonHow of its rights to receive payment of, and for the cancellation of, an amount of principal of the First Advance equal to $2,000,000.00.

         E. Pursuant to the existing Certificates of Designation with respect to such series of preferred stock, the existing holders of the Company's outstanding Amended Series 2001-A Preferred Stock, Series 2002-A Preferred Stock, Series 2003-A Preferred Stock and Series 2006-A Preferred Stock have, by at least a majority in interest, consented to the transactions contemplated by this Agreement.

         In consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the Company and RonHow agree as follows:

         1. SALE AND PURCHASE OF 2007-A PREFERRED.

                  1.1 SALE AND PURCHASE. On and subject to the terms and conditions of this Agreement, the Company agrees to sell, transfer and deliver to RonHow, and RonHow agrees to purchase from the Company, 2,000 shares of 2007-A Preferred (the "SHARES") at the Closing (as hereinafter defined).

                  1.2 PURCHASE PRICE. The purchase price for the Shares shall be equal to $1,000.00 per Share for a total purchase price of $2,000,000.00 (the "PURCHASE PRICE"),

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         payable at the Closing by RonHow's surrender of its rights to receive payment of, and by the cancellation of, an amount of principal owed by the Company to RonHow out of the First Advance under the Subordinated Loan Agreement equal to the Purchase Price.

                  1.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur at the Company's principal executive offices at 10:00 a.m. on the date of this Agreement.

                  1.4 DELIVERIES AT CLOSING.

                  (a) Company's Delivery at Closing. At the Closing, the Company shall deliver the Shares to RonHow by physical delivery of stock certificates representing the Shares.

                  (b) RonHow's Delivery at Closing. At the Closing, RonHow shall deliver the Purchase Price to the Company as provided above in Section 1.2.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to RonHow that:

                  2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and validly existing under the laws of the state of Oklahoma and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its property and assets, and to carry on its business as presently conducted and as currently proposed to be conducted.

                  2.2 CORPORATE POWERS. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue any additional shares of 2007-A Preferred to be issued in satisfaction of dividends on the Shares (the "DIVIDEND STOCK") and to issue the Common Stock issuable upon conversion of the Shares and the Dividend Stock as set forth in the Certificate (the "UNDERLYING COMMON STOCK").

                  2.3 VALID ISSUANCE OF STOCK. The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities law. The Dividend Stock and the Underlying Common Stock have been or will be duly and validly reserved and, when issued, will be duly and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities laws.

                  2.4 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance (or reservation of issuance) and delivery of the Shares, the Dividend Stock and the Underlying Common Stock with respect thereto and the performance of all of the Company's obligations hereunder have been taken prior to the date hereof. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to

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         the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

         3. REPRESENTATIONS AND WARRANTIES OF RONHOW. RonHow represents and warrants to the Company as follows:

                  3.1 INVESTMENT EXPERIENCE. RonHow is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. RonHow is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. RonHow is able to bear the economic risk of losing its entire investment in the Company.

                  3.2 INVESTMENT. RonHow is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. RonHow understands that the Shares and the Dividend Stock and the Underlying Common Stock with respect thereto have not been, and will not be when issued, registered under the Securities Act of 1933 (the "SECURITIES ACT") or any state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and such state laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

                  3.3 RULE 144. RonHow is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

                  3.4 ACCESS TO INFORMATION. RonHow has had an opportunity to discuss the Company's management, business plan and financial condition with the Company's management. RonHow understands that its purchase of the Shares involves a high degree of risk, and there can be no assurance that the Company's business objectives will be obtained.

                  3.5 AUTHORIZATION. RonHow has all requisite legal power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and legally binding obligation of RonHow, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

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                  3.6 LEGENDS. It is understood that each certificate
         representing the Shares and the Dividend Stock and the Underlying Common Stock with respect thereto shall bear a legend to the following effect:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR THE AVAILABILITY OF AN EXEMPTION THEREFROM.

         4. COVENANTS OF THE COMPANY. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock (i) such number of shares of 2007-A Preferred as shall from time to time be sufficient to permit payment of dividends on the Shares and Dividend Stock and (ii) such number of shares of Underlying Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 2007-A Preferred; and if at any time the number of authorized but unissued shares of 2007-A Preferred or Common Stock shall not be sufficient to effect the payment of dividends or conversion of all then outstanding shares of the 2007-A Preferred, in addition to such other remedies as shall be available to the holders of such 2007-A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

         5. MISCELLANEOUS.

                  5.1 GOOD FAITH; COOPERATION; FURTHER ASSURANCES. The parties will in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms. The parties will cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement. Each party will at the Closing and from time to time after the Closing, deliver to the other such further instruments necessary or desirable, in the reasonable opinion of the requesting party and at the expense of the requesting party, to consummate or document the transactions contemplated by this Agreement.

                  5.2 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire agreement between the Company and RonHow relative to the subject matter hereof and supersedes any previous agreement between the Company and RonHow regarding such subject matter. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

                  5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to the conflicts of laws principles thereof.

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                  5.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by means of facsimile or other electronic media) with the same effect as if all parties hereto had signed the same document; however, this Agreement shall not become operative until all parties have signed a counterpart hereof. All counterparts shall be construed together and shall constitute one Agreement.

                  5.5 HEADINGS. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

                  5.6 SURVIVAL OF WARRANTIES. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive for a period of one year from the date of the Closing.

                  5.7 FINDERS' FEES. The Company and RonHow shall indemnify each other against all liabilities incurred by one party with respect to claims related to investment banking or finders' fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

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         This Preferred Stock Purchase Agreement is executed and delivered by the undersigned to be effective as of the date first above written.



"COMPANY"                            HAROLD'S STORES, INC., an Oklahoma
                                     corporation


                                     By: /s/ Jodi L. Taylor
                                         --------------------------------
                                         Jodi L. Taylor, Chief Financial Officer


"RONHOW" RONHOW, LLC, a Georgia limited liability company

                                     By: Ronus, Inc., a Georgia corporation,
                                         its Managing Member


                                     By: /s/ Robert L. Anderson
                                         --------------------------------
                                         Robert L. Anderson, President